(WFS FINANCIAL INC. LOGO)                                          EXHIBIT 20.2

                        WFS FINANCIAL 2003-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004



COLLECTIONS                                                                                                  DOLLARS
Payments received                                                                                        162,678,434.59
       Plus / (Less) :
                 Net Servicer Advances                                                                       201,628.85
                                                                                                      -----------------

Total Funds Available for Distribution                                                                   162,880,063.44
                                                                                                      =================



DISTRIBUTIONS

       Servicing Fee                                                                     4,719,329.00
       Trustee and Other Fees                                                              581,665.87
       Net Swap Payments                                                                 1,016,590.00
                                                                                   ------------------

Total Fee Distribution                                                                                     6,317,584.87

       Note Interest Distribution Amount - Class A-1                    508,001.02
       Note Interest Distribution Amount - Class A-2                  1,461,500.00
       Note Interest Distribution Amount - Class A-3A                 1,162,175.00
       Note Interest Distribution Amount - Class A-3B                 1,219,255.56
       Note Interest Distribution Amount - Class A-4                  3,534,375.00
                                                                   ---------------

Total Class A Interest Distribution                                                      7,885,306.58

       Note Principal Distribution Amount - Class A-1               127,474,100.59
       Note Principal Distribution Amount - Class A-2                         0.00
       Note Principal Distribution Amount - Class A-3A                        0.00
       Note Principal Distribution Amount - Class A-3B                        0.00
       Note Principal Distribution Amount - Class A-4                         0.00
                                                                   ---------------

Total Class A Principal Distribution                                                   127,474,100.59
                                                                                   ------------------

Total Principal and Interest Distribution                                                                135,359,407.17

       Spread Account Deposit                                                                             21,203,071.40
                                                                                                      -----------------

Total Distributions                                                                                      162,880,063.44
                                                                                                      ==================

                        WFS FINANCIAL 2003-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004



PORTFOLIO DATA:

                                                                         # of loans
      Beginning Aggregate Principal Balance                                       96,257                       551,108,975.77

          Less:  Principal Balance                                                     0      (67,330,378.32)
                 Full Prepayments                                                 (5,115)     (49,462,960.09)
                 Partial Prepayments                                                   0                0.00
                 Liquidations                                                       (697)     (10,680,762.18)
                                                                                            -----------------
                                                                                                               127,474,100.59)

                                                                                                              ----------------

      Ending Aggregate Principal Balance                                          90,445                       423,634,875.18
                                                                                                              ================

OTHER RELATED INFORMATION:

Spread Account

       Funded Amount:
                 Beginning Balance                                                             42,682,343.87
                 Deposits                                                                      21,203,071.40
                 Withdraws                                                                              0.00
                                                                                            -----------------
                 Ending Balance                                                                                 63,885,415.27


                 Beginning Initial Deposit                                                     33,000,000.00
                       Repayments                                                                       0.00
                                                                                            -----------------
                 Ending Initial Deposit                                                                         33,000,000.00


Servicer Advances

       Beginning Unreimbursed Advances:                                                           851,958.10
       New Advances                                                                               201,628.85
       Advances Reimbursed                                                                              0.00
                                                                                            -----------------
       Ending Unreimbursed Advances:                                                                             1,053,586.95

Net Charge-Off Data:
       Charge-Offs                                                                              4,576,874.30
       Recoveries                                                                                (739,490.50)
                                                                                            -----------------
       Net Charge-Offs                                                                                           3,837,383.80

Delinquencies (P&I):                                                     # of loans
      30-59 Days                                                                    1225       13,972,534.33
      60-89 Days                                                                     344        3,997,845.79
      90-119 Days                                                                    129        1,570,700.15
      120 days and over                                                                3           44,135.22

Repossessions                                                                         99          882,696.25

Contracts Repurchased (pursuant to Sect. 3.02,
 4.07, or 9.01 of the Sale and Servicing Agreement)                                    0                                 0.00

Cumulative Charge-Off Percentage                                                                                        0.23%
Delinquency Percentage                                                                                                  0.33%

WAC                                                                                                                  10.5454%
WAM                                                                                                                    59.001

                        WFS FINANCIAL 2003-3 OWNER TRUST

                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004


                               BEGINNING      NOTE QUARTERLY                  TOTAL
             ORIGINAL          OUTSTANDING       PRINCIPAL       PRIOR       PRINCIPAL         PRINCIPAL       CURRENT
            PRINCIPAL          PRINCIPAL       DISTRIBUTABLE    PRINCIPAL   DISTRIBUTABLE     DISTRIBUTION     PRINCIPAL
CLASSES      BALANCE            BALANCE           AMOUNT        CARRYOVER      AMOUNT            AMOUNT        CARRYOVER
-------  ----------------  -----------------  ---------------   ---------  ---------------   ---------------   ---------
  A-1      275,000,000.00     176,108,975.77   127,474,100.59        0.00   127,474,100.59    127,474,100.59        0.00


  A-2      370,000,000.00     370,000,000.00             0.00        0.00             0.00              0.00        0.00


  A-3A     203,000,000.00     203,000,000.00             0.00        0.00             0.00              0.00        0.00


  A-3B     367,000,000.00     367,000,000.00             0.00        0.00             0.00              0.00        0.00


  A-4      435,000,000.00     435,000,000.00             0.00        0.00             0.00              0.00        0.00



 TOTAL   1,650,000,000.00   1,551,108,975.77   127,474,100.59        0.00   127,474,100.59    127,474,100.59        0.00


             REMAINING          TOTAL
             OUTSTANDING       PRINCIPAL
              PRINCIPAL      AND INTEREST
CLASSES       BALANCE         DISTRIBUTION
-------   ----------------  ---------------
  A-1        48,634,875.18   127,982,101.61


  A-2       370,000,000.00     1,461,500.00


  A-3A      203,000,000.00     1,162,175.00


  A-3B      367,000,000.00     1,219,255.56


  A-4       435,000,000.00     3,534,375.00



 TOTAL    1,423,634,875.18   135,359,407.17


                      NOTE QUARTERLY                    TOTAL
                         INTEREST         PRIOR       INTEREST          INTEREST           CURRENT       DEFICIENCY      POLICY
  NOTE     INTEREST    DISTRIBUTABLE    INTEREST    DISTRIBUTABLE     DISTRIBUTION        INTEREST         CLAIM          CLAIM
CLASSES      RATE         AMOUNT        CARRYOVER      AMOUNT            AMOUNT           CARRYOVER        AMOUNT        AMOUNT
-------    --------   --------------    ---------   -------------     ------------        ---------      ----------      ------
  A-1      1.12875%       508,001.02      0.00        508,001.02         508,001.02          0.00           0.00          0.00

  A-2       1.58%       1,461,500.00      0.00      1,461,500.00       1,461,500.00          0.00           0.00          0.00

  A-3a      2.29%       1,162,175.00      0.00      1,162,175.00       1,162,175.00          0.00           0.00          0.00

 A-3b*      1.30%       1,219,255.56      0.00      1,219,255.56       1,219,255.56          0.00           0.00          0.00

  A-4       3.25%       3,534,375.00      0.00      3,534,375.00       3,534,375.00          0.00           0.00          0.00






 TOTAL                  7,885,306.58      0.00      7,885,306.58       7,885,306.58          0.00           0.00          0.00


* Note: The LIBOR rate for this distribution period is 1.17%. The interest rate for class A-3B is LIBOR + 0.13%.

                        WFS FINANCIAL 2003-3 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004



Detailed Reporting

   See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2003.






                        -------------------------------------------------------
                        Lori Bice
                        Assistant Vice President
                        Director of Technical Accounting

                        -------------------------------------------------------
                        Susan Tyner
                        Vice President
                        Assistant Controller